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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Crown Casino Corporation (formerly Skylink America Incorporated) for the registration of 105,000 shares of its common stock and to the incorporation by reference therein of our reports dated June 11, 1993, with respect to the consolidated balance sheet as of April 30, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended April 30, 1993, of Crown Casino Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 1994, and included herein, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP
                                                       ERNST & YOUNG LLP


Dallas, Texas
May 15, 1995